EXHIBIt 10.1

FORM OF EMMAUS VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of January 4, 2019, is by and between MYND ANALYTICS, INC., a Delaware corporation (“Parent”), and each of the undersigned stockholders (each, a “Stockholder,” and, collectively, the “Stockholders”) of EMMAUS LIFE SCIENCES, INC., a Delaware corporation (the “Company”), identified on the signature page hereto.

A.       The Company, Parent, and ATHENA MERGER SUBSIDIARY INC., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), have entered into that certain Agreement and Plan of Merger and Reorganization (as amended from time to time, the “Merger Agreement”), dated as of January 4, 2019, pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will continue as a direct wholly owned subsidiary of Parent; and

B.       As of the date hereof, each Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of each class of the issued and outstanding capital stock of the Company (the “Company Shares”) set forth opposite such Stockholder’s name on Schedule A hereto.

C.       Concurrently with the entry by the Company, Parent and Merger Sub into the Merger Agreement, and as a condition and inducement to the willingness of the Company to enter into the Merger Agreement and incur the obligations set forth therein, Parent has required that the Stockholders enter into this Agreement.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1.
DEFINITIONS

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, a Person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, with respect to a Stockholder, “Affiliate” does not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, no officer or director of the Company will be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person include securities Beneficially Owned by (i) all Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Subject Shares” means, with respect to a Stockholder, without duplication, (i) the Company Shares Beneficially Owned by such Stockholder on the date hereof as described on Schedule A, (ii) any additional Company Shares Beneficially Owned or acquired by such Stockholder, including those over which such Stockholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements, warrants or otherwise, and (iii) any securities converted, exchanged or reclassified into Company Shares. Without limiting the other provisions of this Agreement, in the event that the Company changes the number of Company Shares issued and outstanding prior to the Termination Date as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, combination, recapitalization, subdivision, or other similar transaction, the number of Subject Shares subject to this Agreement will be equitably adjusted to reflect such change.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, whether by operation of Law or otherwise, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” has a correlative meaning.

ARTICLE 2.
COVENANTS OF STOCKHOLDERS

2.1       Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which will be irrevocable to the extent provided therein, with respect to the Subject Shares referred to therein.

2.2       Agreement to Vote.

(a)       At each and every meeting of the stockholders of the Company held prior to the Termination Date, however called, and at every adjournment or postponement thereof prior to the Termination Date, or in connection with each and every written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Termination Date, each Stockholder will vote or provide a consent with respect to, or shall cause the holder of record on any applicable record date to vote or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of the adoption of the Merger Agreement and (ii) against any amendment of the Company’s certificate of incorporation or bylaws or any other proposal or transaction involving the Company, the effect of which amendment or other proposal or transaction is to delay, impair, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any capital stock of the Company, and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or its stockholders under the Merger Agreement. Notwithstanding any other provision of this Agreement, each Stockholder’s obligations under this Section 2.2(a) shall not extend to any modification or amendment to the Merger Agreement unless such stockholder otherwise agrees in a subsequent writing.

(b)       No Stockholder will enter into any agreement with any Person (other than Parent) prior to the Termination Date (with respect to periods prior to or after the Termination Date) directly or indirectly to vote, consent, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2(a) hereof, or the effect of which would be inconsistent with or violate any provision contained in this Section 2.2. Any vote or consent (or withholding of consent) by any Stockholder that is not in accordance with this Section 2.2 will be considered null and void.

2.3           Revocation of Proxies; Cooperation. Each Stockholder agrees as follows:

(a)       Such Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and such Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Termination Date, such Stockholder will not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to Parent), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

(b)       Such Stockholder will provide any information reasonably requested by the Company or Parent for any regulatory application or filing sought for such transactions.

2.4           No Transfer of Subject Shares; Publicity. Each Stockholder agrees that:

(a)       It (i) will not Transfer or agree to Transfer any of the Subject Shares or, with respect to any matter described in Section 2.2(a), grant any proxy or power-of-attorney with respect to any of the Subject Shares, (ii) will take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge, and (iii) will not take any action that would make in a material respect any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or disabling such Stockholder from performing any of its material obligations hereunder; provided, however, that Stockholder may transfer the Subject Shares (1) to Affiliates (including, for the avoidance of doubt, if Stockholder is a corporation, partnership, limited liability company, investment fund, trust or other business entity, such investment funds or other business entities controlled or managed by, or that controls or manages, or under common management with, the Stockholder) or charitable organizations, (2) if Stockholder is an individual, to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes or for the purposes of personal tax planning, or upon the death of Stockholder, by will or intestacy, (3) if Stockholder is a corporation, partnership, limited liability company, investment fund or other business entity, as part of a disposition, transfer or distribution by the Stockholder to its equity holders, (4) if the Stockholder is a trust, to a trustor or beneficiary of the trust; (5) to a nominee or custodian of a Person or entity to whom a disposition or transfer would be permissible under this clause, or (6) to the Company in an exchange of the Subject Shares in a Company Permitted Reorganization (any such transferee permitted under clauses (1) through (5), a “Permitted Transferee”); provided, further, that any such Transfer permitted under clauses (1) through (5) shall be permitted only if, as a precondition to such Transfer, the Permitted Transferee agrees in writing to be bound by all of the terms of this Agreement.

(b)       Unless required by applicable Law or permitted by the Merger Agreement, such Stockholder will not, and will not authorize or direct any of its Affiliates, Representatives, employees or agents to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Parent in each instance.

2.5       Non-Solicitation. Each Stockholder hereby agrees to comply with the obligations of the Company and Representatives of the Company set forth in Section 4.5(a) of the Merger Agreement and not to take any action that would violate or breach, or cause the violation or breach of, Section 4.5(a) of the Merger Agreement.

ARTICLE 3.
REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF STOCKHOLDERS

Each Stockholder represents, warrants and covenants to Parent that:

3.1       Ownership. Except as described on Schedule A, such Stockholder is the sole Beneficial Owner or the record owner of the Subject Shares identified opposite such Stockholder’s name on Schedule A and such Subject Shares constitute all of the capital stock of the Company Beneficially Owned by such Stockholder. Such Stockholder has good and valid title to all of the Subject Shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

3.2       Authority and Non-Contravention.

(a)       Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)       This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)       Such Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any Governmental Entity for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

(d)       Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by such Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder is a party or by which it or any of the Subject Shares are bound, or violate any permit of any Governmental Entity, or any applicable Law to which such Stockholder, or any of the Subject Shares, may be subject, or violate any organizational documents of such Stockholder or (ii) result in the imposition or creation of any Lien upon or with respect to any of the Subject Shares; except, in each case, for conflicts, violations, defaults or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by such Stockholder of its obligations hereunder.

(e)       Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights.

3.3       Total Shares. Except as set forth on Schedule A, such Stockholder is the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, any Company Shares or any securities convertible into or exchangeable or exercisable for Company Shares.

3.4       Reliance. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholders’ execution, delivery and performance of this Agreement.

ARTICLE 4.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

Parent represents, warrants and covenants to Stockholders that:

(a)       Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)       This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the Stockholders, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE 5.

DISSENTERS’ RIGHTS

5.1       Stockholder hereby waives and agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

ARTICLE 6.
TERM AND TERMINATION

6.1       This Agreement will become effective upon its execution by the Stockholders and Parent. This Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with Article 7 thereof, or (c) written notice by Parent to the Stockholders of the termination of this Agreement (the date of the earliest of the events described in clauses (a), (b) and (c), the “Termination Date”). Notwithstanding the foregoing, Article VII of this Agreement shall survive any termination hereof.

ARTICLE 7.
GENERAL PROVISIONS

7.1       Action in Stockholder Capacity Only. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a record holder or Beneficial Owner, as applicable, of the Subject Shares and not in such Stockholder’s capacity as a director or officer of the Company. Notwithstanding any asserted conflict, nothing herein will limit or affect any Stockholder’s ability to act as an officer or director of the Company, including, if Stockholder is a director of the Company, its ability to vote in favor of a Company Change of Recommendation, or to make any presentations to the Board of Directors of the Company or take any other action that he or she determines to be necessary or appropriate in his or her discretion, without regard to this Agreement or any conflict of interest.

7.2       No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholders, and neither Parent nor any of its Affiliates will have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

7.3       Notices. All notices and other communications hereunder shall be in writing (including email or similar writing) and must be given:

If to Parent, to:

MYnd Analytics, Inc.
26522 La Alameda, Suite 290
Mission Viejo, CA 92691
Attention:	Patrick Herguth
Email:	pherguth@myndanalytics.com

with a copy (which will not constitute notice) to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	Jeffrey Baumel
Ilan Katz
Email:	jeffrey.baumel@dentons.com
ilan.katz@dentons.com

If to any Stockholder, to such Stockholder at its address set forth on Schedule A,

with a copy (which will not constitute notice) to:

Emmaus Life Sciences, Inc.
21250 Hawthorne Boulevard
Suite 800, Torrance, CA 90503
Attention:	General Counsel
Email:	dshort@emmauslifesciences.com

or such other physical address or email address as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement will be effective only (i) if given by email, when the email is transmitted to the email address specified in this Section 7.3 or (ii) if given by overnight courier or personal delivery when delivered at the physical address specified in this Section 7.3.

7.4       Further Actions. Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement. Each Stockholder hereby agrees that Parent may publish and disclose in the Form S-4 Registration Statement and Joint Proxy Statement (including all documents and schedules filed with the SEC) such Stockholder’s identity and ownership of Subject Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to the Form S-4 Registration Statement or in any other filing made by the Parent with the SEC relating to the Merger Agreement or the transactions contemplated thereby.

7.5       Entire Agreement and Modification. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

7.6       Drafting and Representation. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there will be no presumption that any ambiguities in this Agreement will be resolved against any party. Any controversy over construction of this Agreement will be decided without regard to events of authorship or negotiation.

7.7       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

7.8       No Third-Party Rights. No Stockholder may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. Parent may not assign any of its rights or delegate any of its obligations under this Agreement with respect to any Stockholder without the prior written consent of such Stockholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of any Stockholder and the successors and permitted assigns of Parent. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section 7.8.

7.9       Enforcement of Agreement. Each Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Stockholder could not be adequately compensated by monetary damages. Accordingly, each Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Parent may be entitled, at law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

7.10       Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

7.11       Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflict or choice of laws which would result in the application of the laws of any other jurisdiction.

7.12       Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Proxy or the transactions contemplated hereby or thereby will be brought exclusively in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 7.3 will be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

7.13       Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. An electronic copy of a party’s signature (including signatures in Adobe PDF or similar format) shall be deemed an original signature for purposes hereof.

7.14       Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

7.15       Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

PARENT:

MYND ANALYTICS, INC.

By:
Name:
Title:

Signature Page to Emmaus Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

STOCKHOLDERS:

INDIVIDUAL:	PARTNERSHIP, CORPORATION,
LLC, TRUST OR OTHER ENTITY:

(Print Name)	(Print Name of Entity)

By:
(Signature)	(Signature)

(Jurisdiction of Residence)	(Print Name)

(Print Title)

(Type of Entity)

(Jurisdiction of Organization)

Signature Page to Emmaus Voting Agreement

SCHEDULE A

Name and Contact Information	Shares of Company Common Stock	Company Convertible Notes	Company Warrants	Company Options	Beneficially Owned Shares with a Right to Vote
[Name] [Address] Attention: [●] Facsimile: [●] Email: [●]

EXHIBIT A

IRREVOCABLE PROXY

From and after the date hereof and until the Termination Date (as defined below), on which date this irrevocable proxy (the “proxy”) will terminate and be of no further force or effect, the undersigned stockholder (“Stockholder”) of EMMAUS LIFE SCIENCES, INC., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by Section 212 of the Delaware General Corporation Law) grants to, and appoints, MYND ANALYTICS, INC., a Delaware corporation (the “Parent”), and any designee of Parent, and each of them individually, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and re-substitution, to vote the Subject Shares (as defined in the Voting Agreement) or to issue instructions to the record holder to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares or issue instructions to the record holder to grant a consent or approval in respect of the Subject Shares, in a manner consistent with Section 2.2 of the Voting Agreement (as defined below). Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares relating to such voting rights at any time prior to the Termination Date, on which date this proxy will terminate and be of no further force or effect.

This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and among Parent and Stockholder, and is granted in consideration of Parent entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term “Termination Date,” and all capitalized terms used herein and not otherwise defined, will have the meanings set forth in the Voting Agreement. The Stockholder agrees that this proxy will be irrevocable until the Termination Date, on which date this proxy will terminate and be of no further force or effect, and is coupled with an interest sufficient at law to support an irrevocable proxy and given to Parent as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, will be valid and binding on any Person to whom Stockholder may transfer any of his, her or its Subject Shares whether as permitted by or in breach of the Voting Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, on which date this proxy will terminate and be of no further force or effect, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in a manner consistent with Section 2.2 of the Voting Agreement. Provided, however, that this proxy will not limit the right of any Stockholder to vote at any meeting or to act by written consent in a manner consistent with the Voting Agreement.

This Proxy will be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred will survive the death or incapacity of the Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof will, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

With respect to any Subject Shares that are Beneficially Owned (as defined in the Voting Agreement) by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this proxy with respect to such Subject Shares.

(Signature page follows)

2

Dated: January [●], 2019

INDIVIDUAL:	PARTNERSHIP, CORPORATION,
LLC, TRUST OR OTHER ENTITY:

(Print Name)	(Print Name of Entity)

By:
(Signature)	(Signature)

(Jurisdiction of Residence)	(Print Name)

(Print Title)

(Type of Entity)

(Jurisdiction of Organization)

Signature Page to Emmaus Irrevocable Proxy